FORM 8-A

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
            PURSUANT TO SECTION 12(b) OR (g) OF THE
                SECURITIES EXCHANGE ACT OF 1934


                  MIDDLE BAY OIL COMPANY, INC.
      (Exact name of registrant as specified in its charter)

                   Alabama                         68-1081013
     (State of incorporation or organization)   (I.R.S. Employer
                                                 Identification No.)

                  1221 Lamar Street, Suite 1020
                      Houston, Texas 77010
              (Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

               Title of each className of each exchange on which to be so registeredeach class is to be registered

------------------------------------------------------------------------
               Series C Convertible RedeemableNASDAQ Stock Market
               Preferred Stock

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A(d), check the following box.  [   ]

Securities Act registration statement file number to which this form
relates:   No. 333-60447

Securities to be registered pursuant to Section 12(g) of the Act:


Item 1.    Description of Registrant's Securities to be Registered

               Incorporated by reference to Registrant's Form S-4 which was declared effective November 27, 1998. A description of the securities to be registered may be found therein under the headings "Summary - Description of Series C Preferred," "Description of Middle Bay Securities," and "Comparative Rights of Security Holders."

Item 2.     Exhibits

     The Exhibits which are incorporated by reference to Registrant's Form S-4 declared effective November 27, 1998 are as follows:


Articles of Incorporation(1)

Articles of Amendment to Articles of Incorporation reflecting reverse split(2)

Articles of Amendment to Articles of Incorporation designating preferences and rights of Series A Preferred Stock(3)

Articles of Amendment to Articles of Incorporation designating preferences and rights of Series B Preferred Stock(4)

Articles of Amendment to Articles of Incorporation increasing authorized capital stock(5)

Proposed Articles of Amendment to Articles of Incorporation designating preferences and rights of Series C Preferred Stock(6)

Bylaws(1)



(1)Incorporated by reference to exhibits to registrant's Registration Statement on Form S-4 filed October 4, 1993.
(2)Incorporated by reference to exhibit A to registrant's definitive Proxy Statement filed February 15, 1995.
(3)Incorporated by reference to exhibit 99.2 to registrant's Form 8-K filed September 19, 1996.
(4)Incorporated by reference to exhibit C to the Agreement and Plan of Merger among registrant, Shore Acquisition Company, Shore Oil Company and its shareholders filed as exhibit 2.1 to registrant's Form 8-K filed July 3, 1997.
(5)Incorporated by reference to exhibits to registrant's definitive Proxy Statement filed May 5, 1997.
(6)Incorporated by reference to exhibits to registrant's Amendment No. 1 to Form S-4 filed October 19, 1998.



                                   Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


December 28, 1998                  MIDDLE BAY OIL COMPANY, INC.


                                   By:   /s/ John J. Bassett
                                      -------------------------------
                                           John J. Bassett, President